UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2022

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	814-00175 (Commission File Number)	86-0490034 (I.R.S. Employer Identification Number)

370 Harbour Drive

Palmas del Mar

Humacao, PR 00791

(Address of principal executive offices) (zip code)

(833) 373-3228

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	RCAT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Patrick R. Mitchell has tendered his resignation as a member of our Board of Directors effective February 15, 2022. There was no known disagreement with Mr. Mitchell on any matter relating to our operations, policies or practices.

Effective February 16, 2022, upon the recommendation of its Governance and Nominating Committee, our Board of Directors appointed Christopher R. Moe to serve as a new member of our Board of Directors and to serve as a member of the Audit Committee of the Board. Our Board has determined that Mr. Moe qualifies as an “Independent Director” within the meaning of Nasdaq Rule 5605 and that Mr. Moe is independent under the Nasdaq Listing Rules’ independence standards for Audit Committee members.

Christopher R. Moe, age 66, currently serves as the Chief Financial Officer and Director of Yates Electrospace Corporation, a heavy payload autonomous cargo delivery drone developer and producer. Earlier, he was the Chairman, Chief Executive Officer and co-Founder of ProBrass Inc., a rifle brass cartridge case manufacturing company. Previously, he was the Chief Financial Officer of Vectrix Holdings Limited, a subsidiary of GP Industries Ltd (G20:SGX), an international developer and manufacturer of electric motorcycles and Chief Financial Officer and Director of Mission Motor Company, a company focused on advanced EV and hybrid powertrains for automobile and power sports applications. Earlier he served as the Chief Financial Officer & Director of Vectrix Corporation (LSE:VRX), Managing Director of GH Ventures, Managing Director of Kirkland Investment Corporation, Chief Executive Officer of St. Louis Ship Industries, Vice President of Wasserstein, Perella & Co.’s merchant banking fund and Vice President/Area Head with Citicorp’s Leveraged Capital Group. He served as a Captain of United States Marines and deployed with artillery and infantry units twice to the Western Pacific and Indian Ocean. He is the former Treasurer of The Pennfield School and the current Treasurer of the Zabriskie Memorial Church of Saint John the Evangelist. He holds a BA degree in English from Brown University and an MBA from the Harvard Business School.

Mr. Moe’s experience in operational finance, and with venture capital, private equity, M&A, and corporate finance transactions, both as agent and principal, with a focus on transportation, provide the basis upon which the Company appointed him to the Board.

Mr. Moe has no family relationships with any of the Company’s directors or executive officers. Mr. Moe has not had any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On February 16, 2022, we issued the press release furnished herewith as Exhibit 99.1

Section 9 – Financial Statements and Exhibits

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2022	RED CAT HOLDINGS, INC.

	By:	/s/ Jeffrey M. Thompson
	Name:	Jeffrey M. Thompson
	Title:	President and Chief Executive Officer